REGISTRATION RIGHTS AGREEMENT

by and between

MOSCOW CABLECOM CORP.

and the

SHAREHOLDERS

Dated September 21, 2006

TABLE OF CONTENTS

Page

ARTICLE I  DEFINITIONS

1

ARTICLE II  REGISTRATION

3

SECTION 2.1  Requested Registration

3

SECTION 2.2  Incidental Registrations

5

SECTION 2.3  Expenses

6

SECTION 2.4  Effective Registration Statement

6

SECTION 2.5  Jurisdictional Limitations

6

SECTION 2.6  Conversion of Other Securities.

7

ARTICLE III  REGISTRATION PROCEDURES

7

SECTION 3.1  Company Obligations

7

SECTION 3.2  Holder Obligations

9

ARTICLE IV  UNDERWRITTEN OFFERINGS

10

SECTION 4.1  Underwritten Offerings

10

SECTION 4.2  Holdback Agreements

13

ARTICLE V  INDEMNIFICATION AND CONTRIBUTION

13

SECTION 5.1  Indemnification

13

SECTION 5.2  Contribution

15

ARTICLE VI  COMPANY COVENANTS

16

SECTION 6.1  Covenants Relating to Rule 144; Reports Under Exchange Act

16

SECTION 6.2  Other Registration Rights

17

ARTICLE VII  MISCELLANEOUS

17

SECTION 7.1  Amendments and Waivers

17

SECTION 7.2  Successors and Assigns

17

SECTION 7.3  Entire Agreement.

17

SECTION 7.4  Notices

17

SECTION 7.5  Governing Law Jurisdiction; Venue; Arbitration

18

SECTION 7.6  Equitable Remedies

19

SECTION 7.7  Parties in Interest

19

SECTION 7.8  Severability

20

SECTION 7.9  No Inconsistent Agreements

20

SECTION 7.10  Headings

20

SECTION 7.11  Construction; Adequate Counsel

20

SECTION 7.12  Counterparts

21

SECTION 7.13  Interpretation

21

EXHIBIT A – LIST OF SHAREHOLDERS

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of September 21, 2006, by and between Moscow CableCom Corp., a Delaware corporation (the "Company"), and the investors listed on Exhibit A to this Agreement (collectively, the "Shareholders").

WHEREAS, each of the Shareholders has entered into a Subscription Agreement with the Company dated September 21, 2006 (the "Subscription Agreement"), pursuant to which the Shareholders have acquired units of the Company (the “Units”), each consisting of (i) one share of Common Stock, par value $.01 per share ("Common Stock”), and (ii) one-half warrant to purchase a share of Common Stock (the “Warrants”), at a price of and in the total amount set forth in and on the terms and conditions described in the Subscription Agreement, which is incorporated by reference herein; and

WHEREAS, each of the Shareholders has entered into a Warrant Agreement with the Company dated September 21, 2006 (the "Warrant Agreement"), pursuant to which, the Company has authorized the Warrants, and approved the issuance and grant of Warrants to the Shareholders, with each whole Warrant entitling the holder to purchase one share of Common Stock (the “Warrant Shares”) at an exercise price set forth in and on the terms and conditions described in the Warrant Agreement, which is incorporated by reference herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

The following terms shall have the meanings set forth in this Article I:

"Agreement" has the meaning specified in the preface.

"Commission" means the United States Securities and Exchange Commission or any successor governmental agency that administers the Securities Act and the Exchange Act.

"Commission Registration Form" means a registration statement complying with the rules and regulations of the Commission.

"Common Stock" means the Common Stock, par value $.01 per share of the Company, as constituted on the date hereof, any shares of the Company's capital stock into which such Common Stock shall be changed, and any shares of the Company's capital stock resulting from any reclassification of such Common Stock or any recapitalization of the Company.

"Company" has the meaning specified in the preface.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations of the Commission promulgated from time to time thereunder, all as the same shall be in effect at the time.

"Holders" means the Shareholders and any other Person who holds or may hold Registrable Securities in the future under this Agreement or under any other agreement with the Company granting rights to register Registrable Securities.

"Incidental Registration" has the meaning specified in Section 2.2(a).

"Indemnified Parties" has the meaning specified in Section 5.1(a).

"Indemnifying Party" has the meaning specified in Section 5.1(c).

"Person" means any individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

"Registrable Securities" means, in each case as adjusted for stock splits, recapitalizations and other similar events, (i) the shares of Common Stock included in the Units which are issued pursuant to the Subscription Agreement, and (ii) securities issued in replacement or exchange of any of the shares of Common Stock referred to in (i) above; provided, however, that any and all shares described in clauses (i) and (ii) above shall cease to be Registrable Securities upon any sale pursuant to a registration statement declared effective under the Securities Act, or any sale exempt from registration under the Securities Act pursuant to section 4(1) of the Securities Act or Rule 144 promulgated under the Securities Act.

"Registration" means any of a Requested Registration or an Incidental Registration.

"Registration Expenses" means all expenses incurred by the Company incident to the Company's performance of or compliance with this Agreement in connection with each Registration, regardless of whether such registration statement is declared effective, including without limitation (i) all registration, filing, listing and National Association of Securities Dealers, Inc. fees, (ii) all fees and expenses of complying with securities or blue sky laws, (iii) all word processing, duplicating and printing expenses, (iv) all messenger and delivery expenses, (v) any transfer taxes, (vi) the fees and expenses of the Company's legal counsel and independent public accountants, including the expenses of any "comfort" letters, (vii) all expenses incurred in connection with making "roadshow" presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Shares, (viii) the reasonable fees and disbursements of counsel and accountants retained by the Shareholders, (ix) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions as described below, and (x) all of the internal expenses incurred by the Company, including, without limitation, salaries and expenses of officers and employees performing legal and accounting duties, expenses of conducting the annual audit of the Company's financial statements by its independent public accountants, and costs in obtaining liability insurance on behalf of the Company, its officers and directors; provided, however, that each Holder shall be responsible for the underwriting discounts and commissions with respect to the Registrable Shares being sold by such Holder.

"Registration Request" has the meaning set forth in Section 2.1(a).

"Requested Registration" has the meaning specified in Section 2.1(a).

"Securities Act" means the Securities Act of 1933, as amended, or any successor statute thereto, and the rules and regulations of the Commission promulgated from time to time thereunder, all as the same shall be in effect at the time.

“Shareholders” has the meaning specified in the preface.

“Significant Shareholders” means any Shareholder acquiring Units pursuant to the Subscription Agreement for consideration in excess of $7 million.

"Underwriter's Maximum Number" means a specified maximum number of securities that could be successfully included in a Registration pursuant to an underwritten offering within a price range acceptable to Holders and the Company as determined in writing by the representative of the underwriters.

ARTICLE II

REGISTRATION

SECTION 2.1  Requested Registration.

(a)

Request for Registration. Subject to Section 2.1(b), if at any time following the first anniversary of this Agreement the Company shall receive a written request from any Shareholders (a "Registration Request") that the Company effect a registration under the Securities Act of all or any part of the Registrable Securities held by the Shareholders (a "Requested Registration") in accordance with the terms of this Section 2.1, then the Company shall use its best efforts to effect the registration under the Securities Act (and any related qualification under blue sky laws or other compliance) of the offering and sale of such Registrable Securities within 90 days after receipt of the Registration Request. The Company may also include in any Requested Registration other securities of the Company offered for the account of the Company or any other Person, including Registrable Securities held by other Holders entitled to include such securities in such Requested Registration pursuant to Section 2.2.  A Requested Registration may be accomplished on Form S-3 under the Securities Act, if available, at the option of the Company; provided, however, that if, in connection with any Requested Registration that is proposed by the Company to be on Form S-3 or any similar short form registration statement that is a successor to Form S-3, the managing underwriters, if any, shall advise the Company in writing that in their opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.  Shareholders holding, in the aggregate, Units representing not less than the value or percentage indicated in Section 2.1(b)(i) below shall have the right to terminate or withdraw any Requested Registration requested by them under this Section 2.1 prior to the effectiveness of such registration, whether or not the Company or any Holder has elected to include Registrable Securities in such Requested Registration and, upon receipt by the Company of written requests from such Shareholders, the Company shall use its best efforts to terminate or withdraw any such Requested Registration. The Registration Expenses of such terminated or withdrawn registration shall be borne by the Company in accordance with Section 2.3 if the Shareholders shall have terminated or withdrawn such registration following a breach by the Company of any of its covenants or obligations under this Agreement, provided, however, that if the Shareholders terminate or withdraw such registration other than following a breach by the Company of any of its covenants or obligations under this Agreement, the Registration Expenses of such terminated or withdrawn registration shall be borne by the Shareholders.

(b)

Limitation on Requested Registrations.

(i)

Share Limitation. The Company shall not be obligated to effect a Requested Registration unless such registration involves the greater of (i) an aggregate offering price of $10,000,000 or (ii) one percent (1%) of the Common Stock issued or outstanding as of the date of such Registration Request.

(ii)

Limitation on the Number of Requested Registrations. The Company shall only be obligated to effect one Requested Registration hereunder in any six month (calendar) period.

(iii)

Prior Registration Limitation. If a registration statement related to another Registration has been declared effective under the Securities Act within the preceding six calendar months and the participating Holders have not sold all Registrable Securities included in such registration statement, then the Company shall have the right to defer a Requested Registration for a period of not more than 90 days.

(iv)

Delay Limitation. If the Company shall furnish to the Shareholders a certificate signed by the chief executive officer or chairman of the board of directors of the Company stating that, in the good faith judgment of the board of directors, the effecting of the Requested Registration at the time requested would be detrimental to the Company or its stockholders, then the Company shall have the right to defer such Requested Registration for a period of not more than 180 days; provided, however, that the Company may only assert such delay once during any 12-month period.

(v)

Simultaneous Company Registration Limitation. From the date of filing of any registration statement under the Securities Act by the Company until the date 180 days following the effective date of such registration statement, the Company shall not be obligated to effect a Requested Registration without the consent of the representative of the underwriters of the offering as to which such registration statement is filed, so long as the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become or remain effective.

(vi)

Termination. The right to request a Requested Registration shall terminate on the third anniversary of this Agreement, with respect to Shareholders other than Significant Shareholders, and on the tenth anniversary of this Agreement with respect to the Significant Shareholders.

(vii)

Allocation. The inclusion of Registrable Securities in a Requested Registration, in addition to the Registrable Securities to be included by the Shareholders, shall be made on a pro rata basis among all other Holders. In the event that any Holder withdraws his Registrable Securities from a Requested Registration, then the Company shall promptly notify other Holders of such withdrawal. In such event, other Holders shall be entitled to increase the number of Registrable Securities to be included in such Requested Registration on a pro rata basis based on the number of Registrable Securities that each such Holder desires to include in such Requested Registration.

(c)

Price Determination.  The Company shall have the sole right to determine the offering price per share and underwriting discounts in connection with any resale by Holders of Registrable Securities pursuant to an underwritten offering in connection with a Requested  Registration, after consultation with the Holders and due regard for Holders' views relating thereto; provided, however, that in the event of an underwritten offering in connection with a Requested Registration in which one or more Significant Shareholders is participating, the participating Significant Shareholder proposing to offer the greater number of shares in the offering shall have the sole right to determine the offering price per share and the underwriting discounts.  If any Shareholder disagrees with the Company's or a Significant Shareholder’s determination of the offering price per share, any such Shareholder shall have the right to withdraw its Registrable Securities from the Requested Registration.

SECTION 2.2  Incidental Registrations.

(a)

Incidental Registration. If the Company, for itself or any of its security holders other than pursuant to a Requested Registration, at any time after the date hereof and, with respect to Significant Shareholders, through the tenth anniversary hereof or, with respect to all other Shareholders, through the third anniversary hereof, undertakes to effect a registration under the Securities Act of the offering and sale of any shares of its capital stock or other securities (other than (i) the registration of an offer, sale or other disposition of securities solely to employees of, or other Persons providing services to, the Company or any subsidiary of the Company pursuant to an employee or similar benefit plan or (ii) in connection with a merger, acquisition or other transaction of the type described in Rule 145 of the Securities Act or a comparable or successor rule, registered on Form S-4 or similar or successor forms promulgated by the Commission), then on each such occasion the Company shall notify Holders of such undertaking at least 30 days prior to the filing of a registration statement relating thereto. In such event, upon the written request of any Holder within 20 days after the receipt of such notice, subject to Section 4.1(d), the Company shall use its best efforts as soon as practicable thereafter to cause any Registrable Securities specified by such Holder to be included in such registration statement (an "Incidental Registration"). If a Holder desires to include less than all Registrable Securities held by it in any Incidental Registration, then such Holder shall nevertheless continue to have the right to include any remaining Registrable Securities in any subsequent Incidental Registration upon the terms and conditions set forth herein. The Company shall have the right to terminate or withdraw any Incidental Registration initiated by it under this Section 2.2 prior to the effectiveness of such registration, whether or not any Holder has elected to include Registrable Securities in such Incidental Registration. The Registration Expenses of such terminated or withdrawn registration shall be borne by the Company in accordance with Section 2.3.

(b)

Price Determination.  The Company shall have the sole right to determine the offering price per share and underwriting discounts in connection with any resale by Holders of Registrable Shares pursuant to an underwritten offering in connection with an Incidental Registration, after consultation with the Holders and due regard for Holders' views relating thereto.  If the Shareholders disagree with the Company's determination of the offering price per share, the Shareholders shall have the right to withdraw their Registrable Securities from the Incidental Registration.

(c)

Effect of Incidental Registration.  No Incidental Registration effected by the Company shall relieve the Company from its obligations to effect any Requested Registration.

SECTION 2.3  Expenses.

The Company shall pay all Registration Expenses incurred in connection with any Registration, including if a Registration is not deemed to have been effected pursuant to Section 2.4 hereof.

SECTION 2.4  Effective Registration Statement.

No Registration shall be deemed to have been effected unless the registration statement filed with respect thereto in accordance with the Securities Act has been declared effective by the Commission with respect to the disposition of all Registrable Securities covered by such Registration and remains effective in accordance with Section 3.1. Notwithstanding the foregoing, no Registration shall be deemed to have been effected if (a) after the related registration statement has been declared effective by the Commission, such Registration is made subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or any court proceeding for any reason, other than solely by reason of a misrepresentation or omission by the Shareholders, or (b) the conditions to closing specified in the underwriting agreement entered into in connection with such Registration are not satisfied, other than solely by reason of an act or omission by the Shareholders.

SECTION 2.5  Jurisdictional Limitations.

Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to take any action to effect registration, qualification or compliance with respect to Registrable Securities: (a) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process, unless the Company is already subject to service in such jurisdiction and except as required by the Securities Act; (b) that would require it to qualify generally to do business in any jurisdiction in which it is not already so qualified or obligated to qualify; or (c) that would subject it to taxation in a jurisdiction in which it is not already subject generally to taxation.

SECTION 2.6  Conversion of Other Securities.

If the Shareholders hold any options, rights, warrants or other securities that are directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock, the shares of Common Stock underlying such options, rights, warrants or other securities shall be eligible for registration pursuant to this Article II.  This includes, without limitation, the Warrants.

ARTICLE III

REGISTRATION PROCEDURES

SECTION 3.1  Company Obligations.

If and whenever the Company is required to use its best efforts to effect a Registration as provided in Article II, then as expeditiously as possible and subject to the terms and conditions of Article II, the Company shall:

(a)

Prepare and file with the Commission the appropriate registration statement to effect such Registration and use its best efforts to cause such registration statement to become and remain effective for the period set forth in Section 3.1(c);

(b)

Permit any Significant Shareholder that, in the reasonable judgment of the Company's counsel, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration statement (including by making available for inspection by any such Significant Shareholder and any attorney, accountant or other agent retained by such Significant Shareholder, all financial and other records, pertinent corporate documents and all other information reasonably requested in connection therewith and in good faith considering such changes in such registration statement prior to the filing thereof as each Significant Shareholder or its counsel may reasonably request), furnish to all Significant Shareholders, the underwriters, if any, and their respective counsel and accountants advance copies of such registration statement and each prospectus included therein or filed with the Commission not more than five business days following the filing thereof with the Commission, and any amendments and supplements thereto promptly as they become available, and provide each such Significant Shareholder access to the books and records of the Company and such opportunities to discuss the business of the Company with its officers and the independent public accountants that have certified the financial statements of the Company as is necessary, in the opinion of such Significant Shareholder, to conduct a reasonable investigation within the meaning of the Securities Act;

(c)

Promptly prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or the expiration of 180 days after such registration statement becomes effective (such period of 180 days to be extended one day for each day or portion thereof during such period that such registration statement is subject to any stop order suspending the effectiveness of the registration statement, any order suspending or preventing the use of any related prospectus or any order suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction);

(d)

Promptly furnish to each Significant Shareholder, in the case of a Requested Registration or an Incidental Registration in which it participates, advance copies of such registration statement and each prospectus included therein or filed with the Commission not more than five business days following the filing thereof with the Commission, and make the Company's representatives available for discussion of such document and in good faith consider such changes in such document prior to the filing thereof as each Significant Shareholder or its counsel may reasonably request;

(e)

If requested by the underwriter or underwriters or any Shareholder in connection with an underwritten offering of Registrable Shares, immediately incorporate in a prospectus supplement or post-effective amendment such information as the underwriters and the Shareholder agree should be included therein relating to the plan of distribution with respect to such Registrable Shares, including, without limitation, information with respect to the principal amount of Registrable Shares being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of such underwritten offering of Registrable Shares, and the Company shall make all required filings of the prospectus supplement or post-effective amendment promptly upon being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(f)

Immediately notify when or if any registration statement, amendment, supplement or prospectus has been filed and furnish to Holders that participate in such Registration, without charge to such Holders, such number of conformed copies of such registration statement and each such amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement and any other prospectus filed under Rule 424 of the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request;

(g)

Use its best efforts to register or qualify all Registrable Securities covered by such registration statement under the United States state securities or blue sky laws of such jurisdictions as any Holder that participates in such Registration reasonably requests, keep such registration or qualification in effect for the time period set forth in Section 3.1(c) and take such other action as may be reasonably necessary or advisable to enable such Holders to sell the Registrable Securities covered by such Registration in such jurisdictions;

(h)

Use its commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other United States state governmental agencies or authorities as may be necessary to enable any Holder that participates in such Registration to sell the Registrable Securities covered by such Registration as intended by such registration statement;

(i)

Use its best efforts to obtain the withdrawal of any stop order suspending the effectiveness of such registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction;

(j)

Immediately notify Holders that participate in such Registration, at any time during which a prospectus relating to such registration statement is required to be delivered under the Securities Act, if the Company becomes aware of any event as a result of which such prospectus, as then in effect, would include an untrue statement of material fact or would omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of such Holders promptly prepare and file with the Commission and furnish to such Holders, promptly following a declaration of effectiveness by the Commission, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(k)

Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission;

(l)

Provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

(m)

Use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which the same class of securities issued by the Company are then listed or to secure designation and quotation of all Registrable Securities covered by such Registration on the Nasdaq Global Market System and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. as such with respect to such Registrable Securities and pay all fees and expenses in connection with the satisfaction of the obligations set forth in this Section 3.1(m).

SECTION 3.2  Holder Obligations

(a)

Each Holder that participates in a Registration shall furnish to the Company, upon its written request, such information as it may reasonably request in writing (i) regarding the proposed distribution by such Holder of the Registrable Securities held by such Holder and (ii)

as required in connection with any registration (including an amendment to a registration statement or prospectus), qualification or compliance referred to in this Article III.

(b)

Upon receipt of any notice from the Company, or upon a Holder's otherwise becoming aware, of the happening of any event of the kind described in Section 3.1(j), such Holder shall discontinue its disposition of Registrable Securities pursuant to the registration statement relating to the offering and sale of such Registrable Securities until the receipt by such Holder of the supplemented or amended prospectus contemplated by Section 3.1(j). If so directed by the Company, such Holder shall deliver to the Company all copies other than permanent file copies then in possession of such Holder of the prospectus relating to the offering and sale of such Registrable Securities current at the time of receipt of such notice. In addition, each Holder shall immediately notify the Company, at any time during which a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished in writing by such Holder to the Company specifically for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In the event that the Company or any such Holder shall give any such notice, the period referred to in Section 3.1(c) shall be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to Section 3.1(c) to and including the date on which such Holder receives copies of the supplemented or amended prospectus contemplated by Section 3.1(c).

ARTICLE IV

UNDERWRITTEN OFFERINGS

SECTION 4.1  Underwritten Offerings.

(a)

In connection with any (i) Requested Registration with respect to which the Shareholders propose to dispose of the Registrable Shares in an underwritten offering or (ii) Incidental Registration the Company undertakes to effect as an underwritten offering, the Company shall enter into an underwriting agreement (and any other customary agreements) with the underwriters for such offering, such agreement to be in form and substance reasonably satisfactory to such underwriters in their reasonable judgment and to contain such representations and warranties by the Company and such other terms as are customarily contained in agreements of that type, including without limitation indemnities to the effect and to the extent provided in Section 5.1.

(b)

In connection with any underwritten offering in which the Shareholders participate, the Company shall furnish the Shareholders with (i) an opinion (and updates thereto) of the Company's counsel to the effect that the registration statement complies as to form with the Securities Act and any other securities or blue sky laws and that such counsel has no knowledge or reason to know of any material misstatement or omission in the registration statement and (ii) a "comfort" letter (and updates thereof) signed by the independent public accountants that have certified the Company's financial statements included or incorporated by reference in such registration statement covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to underwriters in underwritten public offerings of securities.

(c)

Each Holder that participates in the Registration shall be a party to such underwriting agreement and may, at such Holder's option, require that any or all representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such Holder and that any or all conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder. No such Holder participating in any such underwritten offering shall be required by the provisions hereof to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and its intended method of distribution and any other representation required by law.

(d)

Participation in Underwritten Offerings.

(i)

If a Requested Registration is an underwritten offering, and the representative of the underwriters gives written advice to the Holder(s) requesting the Registration and the Company that, in its opinion, market conditions dictate that no more than an Underwriter's Maximum Number could successfully be included in such Requested Registration, then the Company shall be required by this Section 4.1(d)(i) to include in such Requested Registration only such number of securities as equals the Underwriter's Maximum Number. In such event, the Holder(s) requesting the Registration, the Company and any other Person participating in such Requested Registration shall participate in such Requested Registration as follows:

(1)

First, there shall be included in such Requested Registration that number of securities that the Holder(s) requesting the Registration requested to be included in such registration to the full extent of the Underwriter's Maximum Number (if such number of securities exceeds the Underwriter's Maximum Number, the inclusion of securities shall be allocated pro rata among such Holders based on the number of Registrable Securities that each such Holder desires to offer);

(2)

Second, if the Underwriter's Maximum Number has not yet been reached, there shall be included in such Requested Registration that number of securities that the Company proposes to offer and sell for its own account in such registration to the full extent of the Underwriter's Maximum Number; and

(3)

Third, if the Underwriter's Maximum Number has not yet been reached, there shall be included in the Requested Registration that number of Registrable Securities that any Holders other than the Holder(s) requesting the Registration and the Company have requested to be included in the Requested Registration to the full extent of the remaining portion of the Underwriter's Maximum Number, allocated pro rata among such other Holders based on the number of Registrable Securities that each such Holder desires to offer.

(ii)

If an Incidental Registration is an underwritten offering, and the representative of the underwriters gives written advice to the Holders participating in the Incidental Registration and the Company that, in its opinion, market conditions dictate that no more than an Underwriter's Maximum Number could successfully be included in such Incidental Registration, then the Company shall be required by this Section 4.1(d)(ii) to include in such Incidental Registration only such number of securities as equals the Underwriter's Maximum Number. In such event, the Holders, the Company and any other Person participating in such Incidental Registration shall participate in such Incidental Registration as follows:

(1)

First, there shall be included in such Incidental Registration that number of securities that the Company proposes to offer and sell for its own account in such registration to the full extent of the Underwriter's Maximum Number;

(2)

Second, if the Underwriter's Maximum Number has not yet been reached, there shall be included in such Incidental Registration that number of Registrable Securities that Holders have requested to be included in such Incidental Registration to the full extent of the remaining portion of the Underwriter's Maximum Number, allocated pro rata among such Holders based on the number of Registrable Securities that each such Holder desires to offer; and

(3)

Third, if the Underwriter's Maximum Number has not yet been reached, there shall be included in the Incidental Registration that number of securities that any Persons other than Holders and the Company have requested to be included in the Incidental Registration to the full extent of the remaining portion of the Underwriter's Maximum Number, allocated pro rata among such other Persons based on the number of Registrable Securities that each such Person desires to offer.

(e)

The Company shall promptly notify each Holder if any of its Registrable Securities will not be included in a Registration pursuant to Section 4.1(d). If any securities are withdrawn from a Registration and if the number of Registrable Securities to be included in such Registration was previously reduced pursuant to Section 4.1(d), then the Company shall then offer to all Holders the right to include additional Registrable Securities in such Registration equal to the number of securities so withdrawn, with such Registrable Securities to be allocated among the Holders requesting additional inclusion on a pro rata basis.

(f)

Selection of Underwriters. In a Requested Registration, the Holder(s) requesting the Registration shall notify the Company that it proposes to dispose of the Registrable Shares in an underwritten offering and the Company and such Holder(s) shall agree, with each party acting in good faith, to jointly select the representative of the underwriters from underwriting firms of national reputation in the United States. In an Incidental Registration, the Company shall select the representative of the underwriters from underwriting firms of national reputation in the United States that are reasonably acceptable to Holders participating in the Incidental Registration.

SECTION 4.2  Holdback Agreements.

(a)

In connection with any underwritten public offering of Registrable Securities by the Company under the Securities Act, no Holder shall effect directly or indirectly (except as part of such underwritten Registration in accordance with the provisions hereof or pursuant to a transaction exempt from registration other than pursuant to Rule 144 or Rule 145 of the Securities Act) any sale, distribution, short sale, loan, grant of options for the purchase of or other disposition of any Registrable Securities for such period as the representative of the underwriters requests, which period shall in no event commence earlier than seven days prior to, or end more than 180 days after, the date on which the registration statement related to such offering is declared effective. The Company shall be entitled to instruct its transfer agent to place stop transfer notations in its records to enforce this Section 4.2(a).

(b)

The Company agrees (i) not to effect any public sale or distribution of any Common Stock (other than pursuant to a registration statement on Form S-8 or any successor form), during the seven days prior to, and during the 180 days after, the date on which the registration statement related to a Registration is declared effective (except as part of such registration statement); and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which the holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144; provided, however, that the provisions of this paragraph 4.2(b) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities.

ARTICLE V

INDEMNIFICATION AND CONTRIBUTION

SECTION 5.1  Indemnification.

(a)

Indemnification by the Company. In connection with any Registration, to the extent permitted by law, the Company shall and hereby does indemnify and hold harmless each Holder that participates in such Registration, each such Holder's legal counsel and independent accountants, each other Person who participates as an underwriter in the offering or sale of securities (if so required by such underwriter as a condition to including the Registrable Securities of such Holders in such registration) and each other Person, if any, who controls any such Holder or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any losses, claims, damages, liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) or expenses, joint or several, to which such Holder, underwriter or other Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the offering and sale of such securities were registered under the Securities Act, any registration statement or prospectus, or any document incorporated therein by reference, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act or state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration. The Company shall reimburse the Indemnified Parties for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof); provided, however, that the indemnity agreement contained in this Section 5.1(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof) or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided, further, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises solely out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus, or any document incorporated therein by reference, or any such amendment or supplement thereto, in reliance upon and in conformity with information furnished to the Company in writing by any Indemnified Party specifically for use therein.

(b)

Indemnification by Holders. As a condition to including any Registrable Securities in any Registration, to the extent permitted by law, each Holder shall and does hereby indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1(a)) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from any registration statement under which the offering and sale of such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if and only if and to the extent that such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company directly by such Person for use in connection with the registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto; provided, however, that the obligation of any such Holder under this Section 5.1(b) shall be limited to an amount equal to the gross proceeds received by such Holder upon the sale of Registrable Securities sold in such Registration, unless such liability arises out of or is based upon such Holder's willful misconduct.

(c)

Notices of Claims, etc. Promptly after receipt by an Indemnified Party of notice of the commencement of any action, proceeding, claim, investigation or other similar event involving a claim referred to in this Section 5.1, if a claim in respect thereof is to be made against a party required to provide indemnification (an "Indemnifying Party"), the Indemnified Party shall give written notice to the latter of the commencement of such action; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligation under this Section 5.1, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in the reasonable judgment of such Indemnified Party a conflict of interest between such Indemnified Party and the Indemnifying Party may exist in respect of such claim, then each Indemnifying Party shall be entitled to participate in and to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party. After notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party if such judgment or settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d)

Other Indemnification. Indemnification similar to that specified in this Section 5.1 (with appropriate modifications) shall be given by the Company and each Holder that participates in a Registration to each other and to any underwriter, as applicable, with respect to any required registration or other qualification of securities under any United States federal or state law or regulation, other than the Securities Act, of any United States governmental authority.

(e)

Indemnification Payment. The indemnification required by this Section 5.1 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and as a loss, claim, damage, liability or expense is incurred.

(f)

Survival of Obligations. The obligations of the Company and Holders under this Section 5.1 and Section 5.2 shall survive the completion of any offering of Registrable Securities.

SECTION 5.2  Contribution.

If the indemnification provided for in Section 5.1 is unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in Section 5.1 an amount or additional amount, as the case may be, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or Indemnifying Parties, on the one hand, and the Indemnified Party, on the other, in connection with the statements or omissions that resulted in such losses, claims, demands or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or Indemnifying Parties, on the one hand, or the Indemnified Party, on the other, and the relative intent, knowledge, access to information and opportunity of the parties to correct or prevent such untrue statement or omission.  The Company and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 5.2 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding sentence. The amount paid to an Indemnified Party pursuant to this Section 5.2 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim subject to this Article V. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation.

ARTICLE VI

COMPANY COVENANTS

SECTION 6.1  Covenants Relating to Rule 144; Reports Under Exchange Act.

With a view to (a) making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of securities of the Company to the public without registration after such time as a public market exists for the Common Stock and (b) causing the Company to be become and remain eligible to use Form S-3 under the Securities Act, the Company shall:

(i)

Make and keep public information available in accordance with Rule 144 under the Securities Act at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii)

Take such action as necessary to enable the Company to utilize Form S-3 for the sale of Registrable Securities;

(iii)

Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iv)

Furnish to each Holder forthwith upon request, so long as such Holder owns any Registrable Securities, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission that may allow such Holder to sell any Registrable Securities without registration.

SECTION 6.2  Other Registration Rights.

The Company may from time to time grant additional registration rights to other holders of Common Stock, provided that no such registration rights shall be senior to the rights granted under this Agreement with respect to registration and cutback (but that such rights may at all times be pari passu).

ARTICLE VII

MISCELLANEOUS

SECTION 7.1  Amendments and Waivers.

No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties.  Either party to this Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other party, or (ii) waive compliance with any of the agreements or conditions of the other party contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement.  The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

SECTION 7.2  Successors and Assigns.

This Agreement and all of the rights and obligations provided for hereunder may not be assigned by any Shareholder without the prior written consent of the Company, provided, however, that any Significant Shareholder may assign its rights and obligations pursuant to this Agreement and all of the covenants and agreements contained in this Agreement shall, following any such assignment, inure to the benefit of the assignee.

SECTION 7.3  Entire Agreement.

This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

SECTION 7.4  Notices.

All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day or the receipt is after 5 p.m.) of transmission by facsimile, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day or the receipt is after 5 p.m.) if delivered by courier. Subject to the foregoing, all notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

To the Company:

Moscow CableCom Corp.

5 Waterside Crossing, 3rd Floor

Windsor, CT 06095

Attention: Secretary

Facsimile: 860-298-0685

With a courtesy copy (which shall not constitute notice to the Company):

Porzio Bromberg & Newman, P.C.

156 West 56th Street

New York, NY 10019-3800

Attention: Christopher F. Schultz, Esq.

Facsimile: 212-957-3983

To the Shareholder, at the address and facsimile number provided by the Shareholder on  Exhibit A to this Agreement.

SECTION 7.5  Governing Law Jurisdiction; Venue; Arbitration

THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES OR THOSE OF ANY OTHER JURISDICTION.

EXCEPT WHERE EQUITABLE RELIEF IS SOUGHT, IN THE EVENT OF A DISPUTE BETWEEN THE PARTIES FOR WHICH THE PARTIES ARE UNABLE TO REACH A MUTUALLY AGREEABLE RESOLUTION WITHIN 60 CALENDAR DAYS FOLLOWING RECEIPT OF NOTICE OF THE DISPUTE BY ALL PARTIES TO THE DISPUTE, THE DISPUTE SHALL BE SUBMITTED TO ARBITRATION UNDER THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT. THERE SHALL BE ONE ARBITRATOR MUTUALLY AGREED TO BY THE PARTIES (TO THE EXTENT THE PARTIES ARE UNABLE TO SELECT ONE MUTUALLY AGREEABLE ARBITRATOR, EACH PARTY SHALL SELECT ONE “SELECTION” ARBITRATOR AND THE TWO “SELECTION” ARBITRATORS SHALL THEN SELECT THE ARBITRATOR; IN THE EVENT THAT ANY PARTY FAILS TO SELECT A “SELECTION” ARBITRATOR WITHIN 20 CALENDAR DAYS FOLLOWING RECEIPT OF NOTICE BY SUCH PARTY OF THE OTHER PARTY’S SELECTION OF A “SELECTION” ARBITRATOR, THE PARTY WHICH HAS SELECTED A “SELECTION” ARBITRATOR SHALL SELECT THE ADDITIONAL “SELECTION” ARBITRATOR ON BEHALF OF THE PARTY THAT HAS FAILED TO DO SO); THE ARBITRATOR SHALL HAVE EXPERIENCE IN AND UNDERSTANDING OF THE SUBJECT MATTER OF THE CONTROVERSY.  THE HEARING SHALL BE HELD IN THE CITY OF NEW YORK,

STATE OF NEW YORK AND SHALL BE NO MORE THAN FIVE (5) DAYS IN DURATION.  AFTER THE HEARING, THE PANEL SHALL DECIDE THE CONTROVERSY AND RENDER A WRITTEN DECISION SETTING FORTH THE ISSUES ADJUDICATED, THE RESOLUTION THEREOF AND THE REASONS FOR THE AWARD.  SUCH DECISION SHALL BE BINDING ON ALL PARTIES AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.  PAYMENT OF ARBITRATION, INCLUDING THE FEE OF THE ARBITRATOR, SHALL BE BORNE BY THE PARTY THAT DOES NOT PREVAIL IN THE ARBITRATION.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, BOTH THE COMPANY AND EACH OF THE SHAREHOLDERS SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (“SDNY”) FOR ALL DISPUTES INVOLVING EQUITABLE RELIEF.  EITHER THE COMPANY OR ANY SHAREHOLDER MAY PROCEED TO THE SDNY TO OBTAIN EQUITABLE RELIEF AT ANY TIME. EACH OF THE SHAREHOLDERS FURTHER WAIVES ANY OBJECTION TO VENUE IN SDNY AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SDNY ON THE BASIS OF A NON-CONVENIENT FORUM. EACH OF THE SHAREHOLDERS AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED THEREBY.

THIS CLAUSE WILL SURVIVE ANY TERMINATION OR EXPIRATION OF THIS AGREEMENT AND IF ANY TERM, COVENANT, CONDITION OR PROVISION OF THIS CLAUSE IS FOUND TO BE UNLAWFUL, INVALID OR UNENFORCEABLE, THE REMAINING PARTS OF THE CLAUSE WILL NOT BE AFFECTED THEREBY AND WILL REMAIN FULLY ENFORCEABLE.

SECTION 7.6  Equitable Remedies.

The parties agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that would be suffered by the parties in the event that this Agreement were not performed in accordance with its terms or conditions or were otherwise breached. It is accordingly hereby agreed that the parties shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other party and to enforce specifically such terms and conditions of this Agreement, such remedy being in addition to and not in lieu of any other rights and remedies to which the other party is entitled to at law or in equity.

SECTION 7.7  Parties in Interest.

This Agreement is for the benefit of any Holder irrespective of whether such Holder is a signatory to this Agreement, subject to (a) the provisions respecting the minimum numbers or percentages of shares of Registrable Securities required in order to entitle Holders to certain rights, or take certain actions, contained herein and (b) the limitations set forth in the agreement with the Company granting rights to register Registrable Securities to which any such Holder is a party.

SECTION 7.8  Severability.

If any provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

SECTION 7.9  No Inconsistent Agreements.

The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Shareholders in this Agreement.

SECTION 7.10  Headings.

The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 7.11  Construction; Adequate Counsel.

(a)

Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(b)

Adequate Counsel. Each of the Shareholders and the Company hereby represents and warrants that it and its legal counsel have adequate information regarding the terms of this Agreement, the scope and effect of the transactions contemplated hereby and all other matters encompassed by this Agreement to make an informed and knowledgeable decision with regard to entering into this Agreement.

SECTION 7.12  Counterparts.

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 7.13  Interpretation.

References in this Agreement to articles, sections, paragraphs, clauses and exhibits are to articles, sections, paragraphs, clauses and exhibits in or to this Agreement unless otherwise indicated.  Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.  Any term defined by reference to any agreement, instrument or document has the meaning assigned to it whether or not such agreement, instrument or document is in effect.  Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The words "include", "includes" and "including" are deemed to be followed by the phrase "without limitation".  Unless the context otherwise requires, any agreement, instrument or other document defined or referred to herein refers to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified from time to time.  Unless the context otherwise requires, references herein to any Person include its successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

MOSCOW CABLECOM CORP.

By:      _________________________________

Name: _________________________________

Title:   _________________________________

SHAREHOLDER _______________________

By:      _________________________________

Name: _________________________________

Title:   _________________________________

SHAREHOLDER _______________________

By:      _________________________________

Name: _________________________________

Title:   _________________________________

SHAREHOLDER _______________________

By:      _________________________________

Name: _________________________________

Title:   _________________________________

SHAREHOLDER _______________________

By:      _________________________________

Name: _________________________________

Title:   _________________________________

SHAREHOLDER _______________________

By:      _________________________________

Name: _________________________________

Title:   _________________________________

Exhibit A

LIST OF SHAREHOLDERS

Shareholders	Address for Notices	Number of Shares Subscribed For	Number of Warrants Subscribed For	Purchase Price
Renova Media Enterprises Ltd. (or affiliate)	Renova Media Enterprises Ltd., Shirley House, 50 Shirley Street, Nassau, Bahamas	2,166,260	1,083,130	$19,999,995.45
Firebird Fund, L.P	Firebird Fund, L.P. c/o Trident Trust Company, One Capital Place, Grand Cayman, Cayman Islands	26,000	13,000	$240,045.00
Firebird New Russia Fund, Ltd.	Firebird New Russia Fund, Ltd. c/o Trident Trust Company, One Capital Place, Grand Cayman, Cayman Islands	38,000	19,000	$350,835.00
Firebird Republics Fund, Ltd.	Firebird Republics Fund, Ltd. c/o Trident Trust Company, One Capital Place, Grand Cayman, Cayman Islands	38,000	19,000	$350,835.00
Firebird Avrora Fund, Ltd.	Firebird Avrora Fund, Ltd. c/o Trident Trust Company, One Capital Place, Grand Cayman, Cayman Islands	60,000	30,000	$553,950.00
Christian R. Eisenbeiss	Christian R. Eisenbeiss 128 County Route 7 Pine Plains, NY 12567	13,500	6,750	$124,638.75

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